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                           SERIES E WARRANT AGREEMENT

         This SERIES E WARRANT AGREEMENT, dated as of October 11, 1995 (this "Agreement"), is made and entered into by and among Broadway Stores, Inc., a Delaware corporation ("Broadway"), Federated Department Stores, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Warrant Agent").

                                    RECITALS

         A. Pursuant to an Agreement and Plan of Merger, dated as of August 14, 1995 (the "Merger Agreement"), a wholly owned subsidiary of the Company will merge with and into Broadway (the "Merger") and Broadway thereby will become a subsidiary of the Company;

         B. The Merger Agreement provides for the issuance of shares of Series A Preferred Stock, par value $0.01 per share, of Broadway (the "Broadway Preferred Stock") to persons who, immediately prior to the effective time of the Merger, held outstanding shares of the former Series A Preferred Stock of Broadway;

         C. Shares of Broadway Preferred Stock will be exchangeable for warrants of the Company on the terms and subject to the conditions set forth in Broadway's Certificate of Incorporation, as amended and restated at the effective time of the Merger (the "Broadway Certificate of Incorporation");

         D. The parties hereto desire to set forth in this Agreement the terms of such warrants and certain other matters relating thereto;

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto hereby agree as follows:

         1. Issuance of Warrants; Basic Terms and Form of Warrants.

         1.1 Issuance of Warrants. On the terms and subject to the conditions set forth in the Broadway Certificate of Incorporation, Broadway will deliver to holders of record of shares of Broadway Preferred Stock, upon the exchange of such shares as provided in the Broadway Certificate of Incorporation, 1,000 warrants issued pursuant to this Agreement (the "Warrants") for each such share so exchanged. The Company will, promptly upon the request of Broadway from time to time, cause to be issued and delivered to the order of Broadway such number of Warrants as may be required in order for Broadway to fulfill its obligations as contemplated in the immediately preceding sentence.
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         1.2 Basic Terms and Form of Warrants. (a) Each Warrant will initially represent the right to purchase 0.27 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") on the terms and subject to the conditions set forth herein. The shares of Common Stock purchasable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The purchase price per whole Warrant Share payable upon the exercise of a Warrant (the "Warrant Price") will initially be $62.96 (i.e., subject to the provisions of Section 3.1, each Warrant will initially be exercisable to purchase 0.27 shares of Common Stock for $17.00). The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment pursuant to the provisions of Section 4.

         (b) Each Warrant, including without limitation any Warrants that may be issued upon partial exercise, replacement, or transfer of Warrants, will be evidenced by, and subject to the terms of, a Warrant certificate (including the Form of Exercise Notice and Form of Assignment to be printed on the reverse thereof, a "Warrant Certificate") in substantially the form of Exhibit A, with such changes, marks of identification or designation, and such legends, summaries, or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto.

         1.3 Countersignature of Warrants. The Warrant Certificates will be executed on behalf of the Company by the manual or facsimile signature of its Chairman, President, or any Vice President, and attested by its Secretary or any Assistant Secretary. The Warrant Certificates will be countersigned by the Warrant Agent, either manually or by facsimile signature, and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Warrant Certificates ceases to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, is a proper officer of the Company to sign such Warrant Certificate, although on any other date such person was not such an officer.

         1.4 Registration of Warrants. The Warrant Agent will keep or cause to be kept, at the principal office of the Warrant Agent designated for such purpose, books for registration and transfer of the Warrant Certificates issued hereunder. Such books will show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its

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face by each of the Warrant Certificates, and the date of each of the Warrant
Certificates. The Company and the Warrant Agent will be entitled to treat the registered holder of any Warrant Certificate (the "Holder") as the sole owner of the Warrants represented by such Warrant Certificate for all purposes and will not be bound to recognize any equitable or other claim or interest in such Warrants on the part of any other person. Neither the Company nor the Warrant Agent will be liable for any registration of transfer of any Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary.

         2. Transfer and Exchange of Warrants.

         2.1 Transfer and Exchange. Any Warrant Certificate may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates entitling the Holder thereof to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered then entitled such Holder (or former Holder in the case of a transfer) to purchase. Any Holder desiring to transfer, split up, combine, or exchange any such Warrant Certificate will make such request in writing delivered to the Warrant Agent, and will surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined, or exchanged, with the Form of Assignment duly executed by the Holder thereof, at the principal office of the Warrant Agent designated for such purpose. Thereupon or as promptly as practicable thereafter, the Company will prepare, execute, and deliver to the Warrant Agent, and the Warrant Agent will countersign and deliver, a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. Neither the Company nor the Warrant Agent will be required to issue or deliver any Warrant Certificates in connection with any transfer, split up, combination, or exchange of Warrants or Warrant Certificates unless and until the person or persons requesting the issuance or delivery thereof has paid to the Warrant Agent the amount of any tax or governmental charge that may be payable in connection with such transfer, split up, combination, or exchange or has established to the satisfaction of the Warrant Agent that any tax or governmental charge has been paid. Holders will not be required to pay any other charge in connection with the transfer, split up, combination, or exchange of Warrants.

         2.2 Lost, Stolen, and Mutilated Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Warrant Certificate, and, in case of loss, theft, or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Company will prepare, execute, and deliver a new Warrant Certificate of like tenor to the Warrant Agent and the Warrant Agent will countersign and

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deliver such new Warrant Certificate to the Holder in lieu of the Warrant
Certificate so lost, stolen, destroyed, or mutilated.

         2.3 Payment of Taxes. The Company will pay all documentary or stamp taxes, if any, attributable to the initial issuance of the Warrants and the initial issuance of the Warrant Shares upon the exercise of Warrants; provided, however, that the Company's obligations in this regard will in all events be conditioned upon the Holder cooperating with the Company and the Warrant Agent in any reasonable arrangement designed to minimize or eliminate any such taxes. Neither the Company nor the Warrant Agent will be required to pay any tax or governmental charge that may be payable in connection with any transfer, split up, combination, or exchange of Warrants or Warrant Certificates.

         2.4 Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination, or exchange will, if surrendered to the Company, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, will be canceled by it, and no Warrant Certificates will be issued in lieu thereof except as expressly permitted by this Agreement. The Company will deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent will so cancel and retire, any other Warrant Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Warrant Agent will deliver all canceled Warrant Certificates to the Company, or will, at the written request of the Company, destroy such canceled Warrant Certificates, and in such case will deliver a certificate of destruction thereof to the Company.

         3.  Exercise of Warrants.

         3.1. Exercise of Warrants. (a) Warrants may be exercised by the Holder thereof, in whole or in part (provided, however, that no Holder may exercise a number of Warrants that is not an integral multiple of 100 unless such Holder is then exercising all of its Warrants), at any time and from time to time after the date hereof and prior to 5:00 p.m., Cincinnati, Ohio time on the Expiration Date. The "Expiration Date" is October 8, 1999; provided, however, that the Company's Board of Directors may, on 75 calendar days' written notice to the Holders of Warrants and to holders of record of Broadway Preferred Stock, fix an earlier Expiration Date for all purposes of this Agreement and the Broadway Certificate of Incorporation within 10 calendar days after any period of 30 consecutive Trading Days (as defined in Section 3.2(b)) in which the Current Market Price (as defined in Section 4.1(e)) per share of Common Stock has equalled or exceeded $94.44. Warrants may be exercised by delivering to the Warrant Agent, at its principal office designated for such purpose, the following:

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                    (i) the Warrant Certificate or Warrant Certificates
         representing the Warrants to be exercised, with the Form of Exercise Notice duly executed by the Holder thereof; and

                   (ii) cash, a certified or bank cashier's check payable to the order of the Company, or a wire transfer to an account designated by the Company, in each case in an amount equal to the product of (A) the number of Warrant Shares purchasable upon the exercise of the Warrants designated for exercise in the Form of Exercise Notice and (B) the Warrant Price.

         (b) As promptly as practicable after an exercise of Warrants in accordance with Section 3.1(a), and in any event within 10 Business Days after such exercise, the Warrant Agent will (i) requisition from any transfer agent for the Common Stock (or make available, if the Warrant Agent is the transfer agent) certificates representing the number of Warrant Shares to be purchased (and the Company hereby irrevocably authorizes and directs its transfer agent to comply with all such requests), (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the Holder exercising such Warrants, registered in such name or names as may be designated by such Holder,
(iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional Warrant Shares in accordance with the provisions of Section 5, and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the Holder exercising such Warrants.

         (c) If the number of Warrants represented by a Warrant Certificate are not exercised in full, the Company will prepare, execute, and deliver to the Warrant Agent a new Warrant Certificate evidencing Warrants equivalent to such Warrants remaining unexercised and the Warrant Agent will countersign and deliver such new Warrant Certificate to or upon the order of the Holder exercising such Warrants, registered in such name or names as may be designated by such Holder.

         (d) The Company will take all such action as may be necessary to ensure that all Warrant Shares delivered upon exercise of Warrants, at the time of delivery of the certificates for such Warrant Shares, will (subject to payment of the Warrant Price) be duly and validly authorized and issued, fully paid, and nonassessable and, if shares of Common Stock are then listed on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or qualified for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System, will be duly listed or qualified for quotation thereon, as the case may be.

         (e) In the event that the Company is obligated to pay cash in lieu of fractional Warrant Shares pursuant to Section 5 in connection with any exercise of Warrants, it will make all

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arrangements necessary so that such cash is available for distribution by the
Warrant Agent, if and when appropriate.

         (f) The Company will pay all expenses, taxes, and other charges payable in connection with the preparation, issuance, and delivery of certificates representing Warrant Shares or Warrant Certificates representing unexercised Warrants in connection with any exercise of Warrants in accordance with Section 3.1(a), except that, if any such certificates representing Warrant Shares or any such Warrant Certificates are to be registered in a name or names other than that of the Holder at the time of any such exercise of Warrants, funds sufficient to pay all transfer or similar taxes payable as a result of such transfer shall be paid by the Holder at the time of such exercise or promptly upon receipt of a written request of the Company for payment thereof. In connection with any exercise of Warrants in accordance with Section 3.1(a), the Warrants will be deemed to have been exercised, any certificate representing Warrant Shares or any Warrant Certificate issued on account thereof will be deemed to have been issued, and the person in whose name any such certificate or Warrant Certificate is issued will be deemed for all purposes to have become a holder of record of the Warrant Shares or Warrants, as the case may be, represented thereby as of the date of such exercise.

         3.2. Certain Definitions. For purposes of this Agreement, (a) the term "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the state of Ohio are authorized or obligated by law or executive order to close and (b) the term "Trading Day" means any day on which shares of Common Stock are traded on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if shares of Common Stock are not so listed or admitted to trading, in the over-the-counter market.

         4. Adjustments of Warrant Price and Warrant Shares. The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants will be subject to adjustment from time to time upon the occurrence of certain events as provided in this Section 4.

         4.1. Mechanical Adjustments. The Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of a Warrant will be subject to adjustment as follows:

                  (a) Subject to Section 4.1(f), if the Company (i) pays a dividend or otherwise distributes to holders of its Common Stock, as such, shares of its capital stock (whether Common Stock or capital stock of any other class), (ii) subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock

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         in a reclassification of its outstanding shares of Common Stock
         (including any such reclassification in connection with a consolidation, merger, or other business combination transaction in which the Company is the continuing or surviving corporation), then the number and kind of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto will be adjusted so that the Holder of each Warrant will be entitled to receive (A) in the case of a dividend or distribution, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such dividend or distribution by virtue of its ownership of such Warrant Shares, (B) in the case of a subdivision or combination, the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise, adjusted to give effect to such subdivision or combination as if such Warrant Shares had been subject thereto, or (C) in the case of an issuance in a reclassification, the sum of (1) the number of Warrant Shares that, if such Warrant had been exercised immediately prior to such adjustment, such Holder would have received upon such exercise and retained after giving effect to such reclassification as if such Warrants Shares had been subject thereto and (2) the number and kind of additional shares of capital stock that such Holder would have been entitled to receive as a result of such reclassification as if such Warrant Shares had been subject thereto. An adjustment made pursuant to this paragraph (a) will become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and will become effective immediately after the effective date of such subdivision, combination, or reclassification in the case of a subdivision, combination, or reclassification.

                  (b) Subject to Section 4.1(f), if the Company distributes to holders of its Common Stock, as such, (i) evidences of indebtedness or assets (excluding regular cash dividends or cash distributions payable out of consolidated retained earnings) of the Company or any corporation or other legal entity a majority of the voting equity securities or equity interests of which are owned, directly or indirectly, by the Company (a "Subsidiary"), (ii) shares of capital stock of any Subsidiary, (iii) securities convertible into or exchangeable for capital stock of the Company (including Common Stock or capital stock of any other class) or any Subsidiary, or (iv) any rights, options, or warrants to purchase any of the foregoing (excluding those described in Section 4.1(c)), then, the number of Warrant Shares thereafter purchasable upon exercise of each

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         Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment by a fraction, the numerator of which will be the Current Market Price per share of Common Stock on the record date for such distribution, and the denominator of which will be such Current Market Price per share of Common Stock less the fair value (as determined in good faith by the Board of Directors of the Company, whose determination will be conclusive if based on the financial advice of a nationally recognized investment banking firm) of the portion of the evidences of indebtedness, assets, securities, or rights, options, or warrants so distributed on account of one share of Common Stock. Such adjustment will be made whenever any such distribution is made, and will become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Except as provided in Section 4.1(i), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible or exchangeable for shares of Common Stock or upon exercise of such rights, warrants, or options for shares of Common Stock.

                  (c) Subject to Section 4.1(f), if the Company issues rights, options, or warrants to holders of the outstanding shares of Common Stock, as such, entitling the holders of such rights, options, or warrants (for a period expiring within 60 calendar days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share that is lower on the record date mentioned below than the Current Market Price per share of Common Stock on such record date, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, options, or warrants for subscription or purchase and the denominator of which will be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate subscription or purchase price of the total number of shares of Common Stock so offered would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment will be made whenever such rights, options, or warrants are issued, and will become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, or warrants. In case such subscription or purchase price may be paid in a

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         consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board of Directors of the Company, whose determination will be conclusive if based on the financial advice of a nationally recognized investment banking firm. Except as provided in Section 4.1(i), no further adjustments of the number of Warrant Shares will be made upon the actual issue of shares of Common Stock upon exercise of such rights, options, or warrants.

                  (d) Subject to Section 4.1(f), if the Company issues shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (excluding shares of Common Stock or convertible or exchangeable securities issued in any of the transactions described in paragraph (a), (b), or (c) of this Section 4.1) for a purchase price per share of such Common Stock, or for a conversion or exchange price per share of Common Stock initially deliverable upon conversion or exchange of such securities, that is less than the Current Market Price per share of Common Stock on the date the purchase, conversion, or exchange price of such additional shares of Common Stock are first fixed, then the number of Warrant Shares thereafter purchasable upon the exercise of each Warrant will be adjusted to the number that results from multiplying the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior to such adjustment by a fraction (not to be less than one), the numerator of which will be the number of shares of Common Stock outstanding on such date plus the number of additional shares of Common Stock so issued or issuable upon such conversion or exchange, and the denominator of which will be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock which the aggregate purchase, conversion, or exchange price received or receivable by the Company for such additional shares of Common Stock would purchase at the Current Market Price per share of Common Stock on such date. Such adjustment will be made whenever such shares of Common Stock or convertible or exchangeable securities are issued, and will become effective immediately after the effective date of such event. In case such purchase, conversion, or exchange price may be paid in a consideration part or all of which is in a form other than cash, the fair value of such consideration will be as determined by the Board of Directors of the Company, whose determination will be conclusive if based on the financial advice of a nationally recognized investment banking firm. Except as provided in 4.1(i), no further adjustment will be made upon the actual issue of shares of Common Stock upon conversion or exchange of such securities convertible into or exchangeable for shares of Common Stock.

                  (e) For purposes of this Agreement, the "Current Market Price" per share of Common Stock on any date will be

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         the average of the daily closing prices for 20 consecutive Trading Days commencing 30 Trading Days before the date of such computation. The closing price for each day (the "Closing Price") will be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not so listed or admitted to trading, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any comparable system. In the absence of one or more such quotations, the Board of Directors of the Company will determine the Current Market Price in good faith on the basis of such quotations or other relevant information as it considers appropriate.

                  (f) No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be required unless such adjustment would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of at least 1%; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the number of Warrant Shares purchasable upon the hypothetical exercise of a Warrant of 1% or more. All calculations with respect to the number of Warrant Shares will be made to the nearest one-thousandth of a share and all calculations with respect to the Warrant Price will be to the nearest whole cent. No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made under paragraph (b), (c), or (d) of this Section 4.1 if the Company issues or distributes to each Holder the shares, rights, options, warrants, convertible or exchangeable securities, evidences of indebtedness, assets, or other securities referred to in the applicable paragraph that such Holder would have been entitled to receive had the Warrants been exercised prior to the happening of such event on the record date with respect thereto (provided that, in any case in which such Holder would have been so entitled to receive a fractional interest in any such securities or assets, the Company may distribute to such Holder in lieu of such fractional interest cash in an amount equal to the fair value of such fractional interest as determined in good faith by the Board of Directors of the Company). No adjustment in the number of Warrant Shares purchasable upon the exercise of a Warrant will be made on account of: (1) any issuance of shares of Common Stock or of options, rights, or warrants to purchase, or securities convertible

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         into or exchangeable for, shares of Common Stock, pursuant to or in satisfaction of any obligation under any plan of reorganization of the Company or Broadway or any of their respective predecessors which became effective prior to the date hereof (each, a "Plan of Reorganization"), (2) any issuance of shares of Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, in either case issued pursuant to or in satisfaction of any obligation under any Plan of Reorganization or outstanding as of the date hereof, (3) any issuance of shares of Common Stock, or of options, rights, or warrants to purchase, or securities exchangeable for or convertible into, shares of Common Stock, in accordance with any plan for the benefit of the employees or Directors of the Company or any of its Subsidiaries existing as of the date hereof or any other plan adopted by the Directors of the Company for the benefit of the employees or Directors of the Company or any of its Subsidiaries, (4) any issuance of shares of Common Stock in connection with a Company-sponsored plan for reinvestment of dividends or interest, (5) any issuance of share purchase rights pursuant to the Rights Agreement, dated as of December 19, 1994, between the Company and The Bank of New York, as rights agent, as from time to time amended, or any similar successor or replacement share purchase rights plan, or (6) any issuance of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to an underwritten public offering for a price per share of Common Stock in the case of an issuance of shares of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion or exchange of such securities, that is equal to or greater than 95% of the Closing Price per share of Common Stock on the date the offering, conversion, or exchange price of such additional shares of Common Stock is first fixed. No adjustment in the number of Warrant Shares will be made for a change in the par value of the shares of Common Stock.

                  (g) Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted as herein provided, the Warrant Price will be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which will be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which will be the number of Warrant Shares so purchasable immediately thereafter.

                  (h) For the purpose of this Section 4, the term "Common Stock" means (i) the class of shares designated as the Common Stock of the Company as of the date of this Agreement, (ii) all shares of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which have the right, without limitation as to

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         amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which are ordinarily entitled to vote generally in the election of directors of the Company, or (iii) any other class of shares resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to Section 4.1(a), the Warrants become exercisable to purchase Warrant Shares other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price payable in respect of such other shares upon the exercise of each Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares and the Warrant Price contained in this Section 4.1.

                  (i) Upon the expiration of any rights, options, warrants, or conversion or exchange privileges, if any thereof have not been exercised, the Warrant Price and the number of Warrant Shares purchasable upon the exercise of each Warrant will, upon such expiration, be readjusted and will thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants, or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, conversion, or exchange plus the aggregate consideration, if any, actually received by the Company for the issuance, sale, or grant of all such rights, options, warrants, or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment will have the effect of increasing the Warrant Price or decreasing the number of Warrant Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale, or grant of such rights, options, warrants, or conversion or exchange privileges.

         4.2. Notice of Adjustment. Whenever the Warrant Price or the number or kind of Warrant Shares purchasable upon exercise of the Warrants is adjusted pursuant to any of the provisions of this Agreement, the Company will promptly give notice to the Holders of such adjustment or adjustments, together with a certificate of a firm of independent public accountants selected by the Company (who may be the regular accountants employed by the Company) setting forth the adjustments in the Warrant Price and the number or kind of Warrant Shares purchasable upon exercise of each Warrant, and also setting forth a brief statement of the facts requiring such adjustments and the computations upon which such adjustments are based. Such certificate will be conclusive evidence of the correctness of such adjustments.

         4.3. No Adjustment for Dividends. Except as provided in Section 4.1, no adjustment or payment in respect of any dividends will be made at any time.

         4.4. Preservation of Purchase Rights Upon Merger, Consolidation, Etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, will execute an agreement providing that each Holder will have the right thereafter, upon payment of an amount equal to the amount payable upon the exercise of a Warrant immediately prior thereto, to purchase upon exercise of each Warrant the kind and amount of securities or property that it would have owned or have been entitled to receive after giving effect to such consolidation, merger, sale, transfer, or lease on account of the Warrant Shares that would have been purchasable upon the exercise of such Warrant had such Warrant been exercised immediately prior thereto (provided that, to the extent that such Holder would have been so entitled to receive cash on account of such Warrant Shares, such Holder may elect in connection with the exercise of a Warrant in accordance with
Section 3.1 to reduce the amount of cash that it would be entitled to receive upon such exercise in exchange for a corresponding reduction in the amount payable upon such exercise); provided, however, that no adjustment in respect of dividends, interest, or other income on or from such shares or other securities or property will be made during the term of a Warrant or upon the exercise of a Warrant. Such agreement will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Section
4. The provisions of this Section 4.4 will similarly apply to successive consolidations, mergers, sales, transfers, or leases.

         4.5. Warrant Certificates. Whether or not any adjustments in the Warrant Price or the number or kind of Warrant Shares purchasable upon the exercise of the Warrants has been made, Warrant Certificates theretofore or thereafter issued may continue to express the same Warrant Price and number and kind of Warrant Shares as are stated in the Warrant Certificate initially issued.

         5. Fractional Interests. Neither the Company nor the Warrant Agent will be required to issue fractional Warrant Shares or fractional interests in any other securities on the exercise of the Warrants. If any fraction of a Warrant Share or other security would, except for the provisions of this Section 5, be issuable upon the exercise of the Warrants, the Company will pay an amount in cash (a) in lieu of a fractional Warrant Share, equal to the Current Market Price for one share of Common Stock on the Trading Day immediately preceding the date on which the Warrants are presented for exercise, multiplied by such fraction of a Warrant Share, or (b) in lieu of a fractional interest in any other security, equal to the fair value of such fractional interest, determined in a manner as similar as possible, taking into account the difference in the fractional interest being valued, to the calculation described in clause (a) of this Section 5.

         6.       Warrant Agent Matters.

         6.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company and the Holders in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars.

         6.2. Concerning the Warrant Agent. (a) The Company will pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss, liability, suit, action, proceeding, or expense, incurred without negligence, bad faith, or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

         (b) The Warrant Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate evidencing Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper person or persons.

         6.3. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent is a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, will be the successor to the Warrant Agent under this

Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of
Section 6.5.

         6.4. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Warrant Certificates, will be bound:

         (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Warrant Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, or any Vice President of the Company and delivered to the Warrant Agent; and such certificate will be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Warrant Agent will be liable hereunder only for its own negligence, bad faith, or willful misconduct.

         (d) The Warrant Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

         (e) The Warrant Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except the due countersignature thereof by the Warrant Agent); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it be responsible for any adjustment required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Warrants evidenced by Warrant Certificates after actual notice of any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid, and nonassessable.

         (f) The Company will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

         (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, or any Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         (h) The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein will preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Warrant Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect, or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Warrant Agent will not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer, or exchange of Warrant Certificates.

         6.5. Change of Warrant Agent. The Warrant Agent or any successor Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the Holders by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 calendar days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common

Stock by registered or certified mail, and to the Holders by first-class mail. If the Warrant Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Warrant Agent. If the Company fails to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Holder (who will, with such notice, submit his Warrant Certificate for inspection by the Company), then any Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the laws of the United States or of the State of Ohio or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Ohio or New York), in good standing, having a principal office in the State of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50 million. After appointment, the successor Warrant Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent will deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail by first class mail a notice thereof to each Holder. Failure to give any notice provided for in this Section 6.5, however, or any defect therein, will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be. Notwithstanding anything to the contrary contained herein, no resignation or removal of the Warrant Agent or any successor Warrant Agent will become effective prior to the effectiveness of the appointment of a successor Warrant Agent therefor.

         7.       Holder Matters.

         7.1 No Rights as a Stockholder; Notices to Holders. Nothing contained in this Agreement or in the Warrant Certificate will be construed as conferring upon the Holders or their transferees the right to vote, or to receive dividends, or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company; provided, however, that if, at any time prior to the Expiration Date and prior to the exercise of all of the Warrants, any of the following events occur:

                  (a) The Company declares any dividend payable in any securities upon its shares of Common Stock or makes any distribution (other than a regular cash dividend payable out of consolidated retained earnings) to the holders of its shares of Common Stock;

                  (b) The Company offers to the holders of its Common Stock any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary or any option, right, or warrant to subscribe for or purchase any thereof;

                  (c) The Company distributes to the holders of its Common Stock evidences of indebtedness or assets (including any cash dividend which would result in an adjustment under Section 4.1) of the Company or any Subsidiary;

                  (d) Any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company into another corporation, any sale, transfer, or lease to another corporation of all or substantially all the property of the Company, or any proposal of the Company to effect any of the foregoing transactions that has been publicly announced by the Company; or

                  (e) Any proposal by the Company to effect a dissolution, liquidation, or winding up of the Company that has been publicly announced by the Company;

then in any one or more of such events the Company will give notice of such event to the Holders, as provided in Section 11 hereof, such giving of notice to be completed at least ten days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed reclassification, consolidation, merger, sale, transfer or lease, dissolution, liquidation, or winding up; provided, however, that no such notice will be required in respect of any of the matters referred to in the penultimate sentence of Section 4.1(f). Such notice will specify such record date or the date of closing the transfer books, as the case may be, for such event. Failure to mail or receive such notice or any defect therein or in the mailing thereof will not affect the validity of any action taken in connection with such event.

    7.2. Reports to Holders. To the extent such documents are required to be sent by the Company to the holders of outstanding Common Stock, the Company will file with the Warrant Agent and provide each Holder, within 15 calendar days after it files them with the Securities and Exchange Commission (the "SEC"), copies of its annual report and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         7.3. Agreements Respecting Warrants. The Company will not enter into any agreement or instrument which would preclude the exercise of the Warrants as herein provided.

         8. Agreement of Warrant Holders. Every Holder by accepting a Warrant Certificate consents and agrees with the Company and the Warrant Agent and with every other Holder that:

         (a) The Warrant Certificates are transferable only in accordance with the terms of this Agreement and only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer, and otherwise in compliance with Section 2;

         (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary;

         (c) Such Holder expressly waives any right to receive any fractional Warrants and any fractional securities upon exercise or exchange of a Warrant; and

         (d) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Warrant Agent will have any liability to any Holder or other person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation, or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company will use reasonable efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

         9. Reservation of Common Stock. The Company will, for so long as Warrants remain outstanding, reserve and keep available, solely for issuance and delivery upon the exercise of Warrants, a number of shares of Common Stock (or, if applicable, other securities) sufficient to provide for the exercise of all outstanding Warrants. The transfer agent for the Common Stock (or, if applicable, other securities) will be irrevocably authorized and directed at all times until the exercise or expiration of the Warrants to reserve such number of authorized shares of Common Stock (or, if applicable, other securities) as necessary for such purpose. The Company will keep copies of this Agreement on file with the transfer agent and will supply the transfer agent with duly executed stock certificates for such purpose.

         10. Representations and Warranties of the Company. The Company hereby represents and warrants to the Warrant Agent that:

                  (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver, and perform its obligations hereunder and to consummate the transactions contemplated hereby;

                  (b) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company;

                  (c) The execution, delivery, and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby in accordance with the terms hereof will not conflict with, violate, or constitute a breach of any material contract, agreement, or instrument by which the Company is bound or any judgment, order, decree, law, statute, rule, regulation, or other judicial or governmental restriction to which the Company is subject;

                  (d) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights generally; and

                  (e) The Warrants, when issued and delivered to the initial Holders as provided in this Agreement, and the Warrant Shares issued upon exercise of the Warrants, when issued, paid for, and delivered as provided in this Agreement, will be duly and validly issued and outstanding, fully paid, and nonassessable.

         11. Notices. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") must be in writing. Except as expressly otherwise provided herein with respect to manner of delivery, notices will be deemed sufficiently given for all purposes when delivered in person, when dispatched by telegram or electronic facsimile transmission, when sent by first-class mail, postage prepaid, or upon confirmation of receipt when dispatched by a nationally recognized overnight courier service to the appropriate party as follows: (a) if to a Holder, at the address of such Holder as shown in the registry books maintained by the Warrant Agent; (b) if to the Company, at 7 West Seventh Street, Cincinnati, Ohio 45202, Telecopy No. (513) 579-7897 (marked for the attention of the Chief Financial Officer and the General Counsel), or at such other address as the Company may have furnished to the Holders and the Warrant Agent in writing; and (c) if to the Warrant Agent, at 101 Barclay Street, New York, New York 10286, Telecopy No.
(212) 815-3201 (marked for the attention of William Skinner) or at such other address as the Warrant Agent may have furnished to the Company and the Holders in writing.

         12. Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder (other than a failure to exercise Warrants in accordance with the provisions hereof) will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice or demand on the Company in any case will entitle the Company to any other or future notice or demand in similar or other circumstances. Subject to the last sentence of this Section 12, (a) if the Company so directs, the Company and the Warrant Agent will supplement or amend this Agreement without the approval of any Holders in order to cure any ambiguity or correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein and (b) the Company and the Warrant Agent may from time to time supplement or amend this Agreement, with the consent of Holders of at least 50% of the Warrants then outstanding, for any other for purpose. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment which increases the Warrant Price, decreases the period of time remaining during which the Warrants may be exercised, or changes in a manner adverse to Holders the number of Warrant Shares purchasable upon the exercise of Warrants will be made without the consent of all Holders. Any such amendment, modification, or waiver effected pursuant to and in accordance with the provisions of this Section 12 will be binding upon all Holders and upon each future Holder, the Company, and the Warrant Agent. In the event of any such amendment, modification, or waiver, the Company will given prompt notice thereof to all Holders and, if appropriate, notation thereof will be made on all Warrant Certificates thereafter surrendered for registration of transfer or exchange.

         13. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, and, subject to

Sections 1.4 and 8(d), all Holders, but will not be assignable or delegable by any party without the prior written consent of the other party. In the absence of such prior written consent, any purported assignment or delegation of any right or obligation hereunder will be null and void.

         14. Rights of the Parties. Except as provided in Section 13, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto and the Holders any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby. All rights of action in respect of this Agreement are vested in the Holders, and any Holder without the consent of the Warrant Agent or any other Holder may, on such Holder's own behalf and for such Holder's own benefit, enforce such Holder's rights hereunder, including the right to exercise, exchange, or surrender for transfer such Holder's Warrant Certificates in accordance with the provisions hereof.

         15. Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         16.  Certain Interpretive Matters and Definitions.

                  (a) Unless the context otherwise requires, (i) all references to Sections or Exhibits are to Sections or Exhibits of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) "or" is disjunctive but not necessarily exclusive, and (iv) words in the singular include the plural and vice versa. All references to "$" or dollar amounts are to lawful currency of the United States of America.

                  (b) No provision of this Agreement will be interpreted in favor of, or against, any party hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         17. Entire Agreement. This Agreement, together with its Exhibits, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements among the parties hereto with respect thereto except as expressly set forth herein.

         18. Severability. In case any provision contained in this Agreement is invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired thereby. The Company and the Warrant Agent will endeavor in good faith to replace the invalid, illegal, or unenforceable provisions with valid, legal, and enforceable provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

         19. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

         20. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original; such counterparts will together constitute but one agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                       BROADWAY STORES, INC.

                                       By:     /s/ John C. Haeckel
                                             ---------------------------------
                                              Name: John C. Haeckel
                                              Title: Executive Vice President

                                       FEDERATED DEPARTMENT STORES, INC.

                                       By:     /s/ Dennis J. Broderick
                                             ---------------------------------
                                              Name: Dennis J. Broderick
                                              Title: Senior Vice President

                                       THE BANK OF NEW YORK

                                       By:     /s/ Patrick Falcigna
                                             ---------------------------------
                                              Name: Patrick Falcigna
                                              Title: Vice President

                                    EXHIBIT A

                               WARRANT CERTIFICATE

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE WARRANT AGREEMENT (AS HEREINAFTER DEFINED), A COPY OF WHICH WILL BE MADE AVAILABLE BY THE ISSUER UPON REQUEST. THE TRANSFER OR EXCHANGE OF THESE WARRANTS MUST BE REGISTERED IN ACCORDANCE WITH THE WARRANT AGREEMENT.

NO.                                                   WARRANTS
   ---------------                                             ---------------

                      VOID AFTER 5:00 P.M. CINCINNATI TIME
                             ON THE EXPIRATION DATE

         Federated Department Stores, Inc. Series E Warrant Certificate

                  THIS CERTIFIES THAT for value received, __________, or its registered assigns (the "Holder"), is the owner of the number of Warrants set forth above that initially entitle it to purchase from Federated Department Stores, Inc., a Delaware corporation (the "Company"), at any time and from time to time on or prior to 5:00 p.m. Cincinnati time on the Expiration Date, 0.27 fully paid and nonassessable shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") for each such Warrant at an initial purchase price of $62.96 per whole share of Common Stock (the "Warrant Price"), subject to adjustment as provided in the Warrant Agreement (i.e., subject to the provisions of the Warrant Agreement, including the requirement that Warrants be exercised only in integral multiples of 100 Warrants except as described below, each Warrant will initially be exercisable to purchase 0.27 shares of Common Stock for $17.00). The shares of Common Stock purchasable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares." The "Expiration Date" is October 8, 1999; provided, however, that the Company's Board of Directors may, on 75 calendar days' written notice, fix an earlier Expiration Date within 10 calendar days after any period of 30 consecutive Trading Days (as defined in the Warrant Agreement) in which the Current Market Price (as defined in the Warrant Agreement) per share of Common Stock has equalled or exceeded $94.44. Subject to the terms and conditions of the Warrant Agreement, the Warrants may be exercised by surrendering to the Warrant Agent (as hereinafter defined) this Warrant Certificate, with the Form of Exercise Notice on the reverse side hereof duly executed, together with cash, a certified or bank cashier's check payable to the order of the Company, or a wire transfer to an account designated by the Company, in each case in an amount of lawful currency of the United States of America equal to the product of (a) the number of Warrant Shares purchasable upon the exercise of the Warrants designated for exercise in the Form of Exercise Notice and (b) the Warrant Price.

                  The number and kind of Warrant Shares that may be purchased upon exercise of the Warrants evidenced by this Warrant Certificate are the number as of the date of the original issue of such Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement, the Warrant Price and the number and kind of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment.

                  This Warrant Certificate and the Warrants it represents are subject to, and entitled to the benefits of, all of the terms, provisions, and conditions of the Warrant Agreement, dated as of , 1995 (the "Warrant Agreement"), by and among Broadway Stores, Inc., the Company, and The Bank of New York (the "Warrant Agent"), which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitation of rights, obligations, and duties hereunder of the Company and the Holder. A copy of the Warrant Agreement will be made available to the Holders by the Company upon request of the Holders.

                  Subject to the provisions set forth in the Warrant Agreement or in this Certificate, this Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined, or exchanged for another Warrant Certificate or Warrant Certificates, entitling the Holder to purchase a like aggregate number of Warrant Shares as the Warrant Certificate or Warrant Certificates surrendered entitled such Holder (or former Holder in the case of a transfer) to purchase, upon presentation and surrender hereof at the principal office of the Warrant Agent designated for such purpose, with the Form of Assignment (if appropriate) and the related Certificate duly executed.

                  The Company will not be required to issue fractional Warrant Shares or other fractional interests in securities upon the exercise of any Warrants evidenced by this Warrant Certificate, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement. The Holder may not exercise a number of Warrants that is not an integral multiple of 100 unless the Holder is then exercising all of its Warrants.

                  Nothing contained in the Warrant Agreement or in this Warrant Certificate will be construed as conferring upon the holder of this Warrant Certificate the right to vote, or to receive dividends, or to consent or (except as provided in the Warrant Agreement) to receive notice in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

                  This Warrant Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its corporate officers duly authorized.

Attest:                                FEDERATED DEPARTMENT STORES, INC.

                                       By:
- ---------------------------------          -----------------------------------
[Name, title]                              [Name, title]

Dated:  __________, ____

Countersigned:

THE BANK OF NEW YORK

By:
- -------------------------------
    [Authorized Signature]

                   Form of Reverse Side of Warrant Certificate

                               FORM OF ASSIGNMENT

           (To be executed if the Holder desires to transfer Warrants)

                  FOR VALUE RECEIVED, __________________________________________
hereby sells, assigns, and transfers unto ______________________________________
________________________________________________________________________________

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:                      ,
      ---------------------    --------         -------------------------------
                                                Signature

Signature Guaranteed:

                             FORM OF EXERCISE NOTICE

           (To be executed if the Holder desires to exercise Warrants)

TO FEDERATED DEPARTMENT STORES, INC.:

                  The undersigned hereby irrevocably elects to exercise __________ Warrants evidenced by this Warrant Certificate to purchase the Warrant Shares issuable upon the exercise of such Warrants and requests that certificates for such Warrant Shares be issued in the name of:

________________________________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number:______________________

If such number of Warrants is not all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants will be registered in the name of and delivered to:

________________________________________________________________________________
                         (Please print name and address)

Please insert social security or other identifying number: _____________________

Dated:                         ,
      ------------------------    -----         --------------------------------
                                                Signature

Signature Guaranteed:

                                     NOTICE

                  Signatures on the foregoing Form of Assignment and Form of Exercise Notice and in the related Warrant Certificates must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alternation or enlargement or any change whatsoever.

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.